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     PROXY                  FUTRONIX CORPORATION
                                 HOUSTON, TEXAS
               SPECIAL MEETING OF SHAREHOLDERS, JANUARY 17, 1997


         The undersigned shareholder of Futronix Corporation, a Texas corporation ("Futronix"), hereby constitutes and appoints Terrence M. Hunt and Jim P. Psencik, or either of them, each with full power of substitution, as proxy or proxies of the undersigned, to vote the number of shares of capital stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Futronix Shareholders to be held at 9:00 a.m., local time, on January 17, 1997, and at any adjournments thereof (the "Futronix Special Meeting"), with respect to the proposals described in the Joint Proxy Statement/Prospectus and Notice of Special Meeting of Shareholders, both dated December 12, 1996, receipt of which is acknowledged.


     1. Approval of proposed resolutions approving, ratifying, confirming and adopting the Reorganization Agreement dated September 25, 1996 (the "Merger Agreement"), and the transactions described in and contemplated by the Merger Agreement, providing for the merger of Futronix and Wire & Cable Specialties Corporation, a Georgia corporation ("Wire & Cable"), with and into Futronix Acquisition Company, a Texas corporation and a wholly-owned subsidiary of Kent Electronics Corporation, a Texas corporation, on the terms and conditions as set forth in the Merger Agreement attached as Appendix I to the Joint Proxy Statement/Prospectus dated December 12, 1996.

         [ ] For            [ ] Against            [ ] Abstain

        2. In their sole discretion on such matters as may properly come before the Futronix Special Meeting or any adjournment thereof.

         [ ] Authorized                       [ ] Withhold Authority

            This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted 'FOR' Proposal 1 and with discretionary authority on all other matters that may properly come before the Futronix Special Meeting or any adjournments thereof.

                             (CONTINUED ON NEXT PAGE)
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           Please date and sign exactly as your name appears on this
       Proxy. If shares are held jointly, each shareholder must sign. When signing as attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                              ---------------------------
                                              (Signature of Shareholder)

                                              ---------------------------
                                              (Signature of Shareholder)

                                              Dated
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       THIS PROXY IS SOLICITED ON BEHALF OF FUTRONIX'S BOARD OF DIRECTORS
          AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.

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